CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated November 14, 2007 for Dreyfus Premier Small Cap Equity Growth Fund, which is incorporated by reference in this Registration Statement (Form N-1A 333-106576 and 811-21386) of Dreyfus Premier Manager Funds I.

Ernst & Young LLP

ERNST & YOUNG LLP

New York, New York
January 23, 2008